                                                                  EXHIBIT 10.3.1

            FIRST AMENDMENT TO THE WESTCORP EXECUTIVE DEFERRAL PLAN V

         The Westcorp Executive Deferral Plan V ("Plan"), effective as of September 1, 2000, is hereby amended, effective as of April 1, 2002, as follows:

         Section 3.4 and Section 3.5 of the Plan are hereby amended and restated in their entirety as follows:

3.4 ANNUAL COMPANY CONTRIBUTION AMOUNT. For each Plan Year, an Employer, in its sole and absolute discretion, may, but is not required to, credit any amount it desires to any Participant's Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the date determined by the Committee in its sole and absolute discretion. The date on which the Annual Company Contribution Amount is credited may be different for different Participants. Notwithstanding anything in the Plan to the contrary, if a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.

3.5 ANNUAL PERFORMANCE BASED MATCHING AMOUNT. A Participant's Annual Performance Based Matching Amount for any Plan Year shall be equal to the Participant's Annual Deferral Amount for such Plan Year, multiplied by a fixed percentage determined by the Committee, in its sole and absolute discretion. The fixed percentage for any Participant may be smaller or larger than the fixed percentage for any other Participant, and the fixed percentage for a Plan Year may be zero, even though one or more other Participants receive an Annual Performance Based Matching Amount for that Plan Year. A Participant's Annual Performance Based Matching Amount for any Plan Year shall be credited as of the date determined by the Committee in its sole and absolute discretion. The date on which the Annual Performance Based Matching Amount is credited may be different for different Participants. Notwithstanding anything in the Plan to the contrary, if a Participant is not employed by an Employer as of the last day of a Plan Year, other than by reason of his or her Retirement or death, the Annual Performance Based Matching Amount for such Plan Year shall be zero. In the event of Retirement or death, a Participant shall be credited with the Annual Performance Based Matching Amount for the Plan Year in which he or she Retires or dies.

IN WITNESS WHEREOF, the Company has executed this amendment as of __________, 2002.

                                    "Company"
                                    WESTCORP, a California corporation

                                    By:
                                    _______________________________________
                                    Title:
                                    _______________________________________